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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY






                               NON-NEGOTIABLE NOTE
                               PURCHASE AGREEMENT


                                   dated as of


                                 January 6, 2002



                                     between


                                 GLOBALNET, INC.


                                       and

                              THE TITAN CORPORATION





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                               NON-NEGOTIABLE NOTE
                               PURCHASE AGREEMENT

      THIS NON-NEGOTIABLE NOTE PURCHASE AGREEMENT ("AGREEMENT") is dated as of January 6, 2002 between GlobalNet, Inc., a Nevada corporation (the "Company"), and The Titan Corporation, a Delaware corporation (the "Purchaser").

            WHEREAS, the Company and the Purchaser have agreed that the Company will issue and sell to the Purchaser, and Purchaser will purchase from the Company, a note in the aggregate principal amount of up to $5,000,000.

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company to enter into this Agreement, the Company and Purchaser are entering into an Agreement and Plan of Merger (the "MERGER AGREEMENT") pursuant to which a wholly-owned subsidiary of Purchaser will merge with and into the Company (the "MERGER").

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

      "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 25% or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

      "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

      "CASH EQUIVALENTS" means:

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      (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve months from the date of acquisition;

      (b) certificates of deposit, time deposits, Eurodollar time deposits, or banker's acceptances having in each case a tenor of not more than six months, issued by any U.S. commercial bank having combined capital and surplus of not less than $500,000,000 whose short term securities are rated both A-1 or higher by Standard & Poor's Corporation and P-1 or higher by Moody's Investors Services, Inc.;

      (c) commercial paper of an issuer rated either at least A-1 by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and/or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three months;

      (d) repurchase agreements fully collateralized by securities issued by United States government agencies; and

      (e) money market mutual funds invested in the instruments permitted by clauses (a), (b), (c) and (d) above.

      "CHANGE IN CONTROL" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than 25% of the outstanding capital stock of the Company, or (ii) during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company (ignoring for this purpose replacements of stockholder-designated directors by successor directors designated by the same stockholder or group of stockholders).

      "CODE" shall have the meaning set forth in the Merger Agreement.

      "COLLATERAL" means all property with respect to which Liens are created or purported to be created pursuant to the Pledge Agreement.

      "COMPANY" means GlobalNet, Inc., a Nevada corporation, and its successors.

      "COMPANY GROUP" means the Company and its Consolidated Subsidiaries.

      "CONSOLIDATED SUBSIDIARY" means at any date and with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

      "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including,


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without limitation, any obligation of that Person, whether or not contingent,
(a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or
(e) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of any Indebtedness. For purposes of this definition, the amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof.

      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      "CONTROLLED GROUP" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

      "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "DISCLOSURE SCHEDULE" means the Disclosure Schedule of even date herewith attached hereto and hereby made part of this Agreement.

      "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

      "FCC" means the Federal Communications Commission or any successor thereto.

      "FCC LICENSES" means the currently effective licenses identified in the Company's public filings with the Securities and Exchange Commission, together with each other material FCC license hereafter obtained by the Company or any Subsidiary of the Company.

      "GAAP" shall have the meaning set forth in the Merger Agreement.

      "GOVERNMENT AUTHORIZATION" shall have the meaning set forth in the Merger Agreement.

      "GOVERNMENTAL BODY" shall have the meaning set forth in the Merger Agreement.


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      "INDEBTEDNESS" of any Person means without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of capital assets; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, whether or not matured), excluding performance bonds, letters of credit and similar undertakings in the ordinary course of business of the Company, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, excluding performance bonds, letters of credit and similar undertakings in the ordinary course of business of the Company, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset;
(e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) sale-leaseback financings; (i) all Contingent Obligations; and (j) all Indebtedness referred to in paragraphs (a) through (i) above secured by any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and
(k) to the extent not otherwise included in (a) through (i) above, the guarantee by such Person of any indebtedness referred to in paragraphs (a) through (i) above of any other Person. For purposes of this definition, (y) any Indebtedness of the Company to a Subsidiary of the Company and (z) any Indebtedness of a Subsidiary of the Company to or from the Company or another Subsidiary of the Company shall be excluded.

      "INDEMNIFIED PERSON" has the meaning set forth in Section 8.03(b).

      "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Contingent Obligation, time deposit or otherwise (but not including any demand deposit).

      "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

      "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) of the Company Group taken as a whole; (b) the ability or prospective ability of the Company or any of its Subsidiaries to perform under any Note Purchase Document or any material


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Contractual Obligation; (c) the legality, validity, binding effect or enforceability of any Note Purchase Document or (d) the perfection or priority of any Lien granted to the Purchaser under the Pledge Agreement.

      "MATURITY DATE" means the earliest of (a) date that is 180 days after the date hereof or if such date is not a Business Day, the next Business Day, (b) the Business Day following the date on which the Merger Agreement is terminated, where such termination causes the nonrefundable fee to be payable to the Purchaser pursuant to Section 7.3(b) of the Merger Agreement, and (c) the date that is 30 days following the date on which the Merger Agreement is terminated, where such termination does not cause the nonrefundable fee to be payable to Purchaser pursuant to Section 7.3(b) of the Merger Agreement, or if such date is not a Business Day, the next Business Day; PROVIDED that, with respect to any portion of the principal amount of the Note to be prepaid in accordance with
Section 2.06, "Maturity Date" means, unless the context otherwise requires, the scheduled date of such prepayment of such portion of such principal amount as set forth in the applicable prepayment notice; PROVIDED FURTHER that the Maturity Date may be extended by the mutual agreement of the Company and the Purchaser, each acting in its sole discretion.

      "NOTE" means the Note in the form of EXHIBIT A hereto.

      "NOTE PURCHASE DOCUMENTS" means this Agreement, the Pledge Agreement, the Note and all agreements, instruments and documents executed and delivered in connection herewith and therewith, each as amended, supplemented, waived or otherwise modified from time to time.

      "NOTE AMOUNT" shall be $5,000,000, or such portion thereof as may be advanced pursuant to this Agreement.

      "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Body for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Body.

      "OBLIGATIONS" means the Note and other Indebtedness, advances, debts, liabilities, and obligations, owing by the Company to the Purchaser or any other Person required to be indemnified under any Note Purchase Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Note Purchase Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

      "PERMITTED LIENS" has the meaning set forth in Section 5.06.

      "PERSON" shall have the meaning set forth in the Merger Agreement.


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      "PLEDGE AGREEMENT" means the Stock Pledge Agreement of even date herewith among Robert J. Donahue, Colum P. Donahue and Adams Ventures LP and the
Purchaser.

      "PREPAYMENT DATE" has the meaning set forth in Section 2.06.

      "PRINCIPAL SUBSIDIARY" means at any time any Subsidiary of the Company, except Subsidiaries which at such time have been designated by the Company (by notice to the Purchaser, which may be amended from time to time) as nonmaterial and which, if aggregated and considered as a single subsidiary, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

      "PURCHASER" means The Titan Corporation, a Delaware corporation, and its successors and permitted assigns.

      "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates; provided that such agreements or arrangements are documented under master netting agreements.

      "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Body, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject; in any case, non-compliance with which by the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

      "RESPONSIBLE OFFICER" means, with respect to any Person, the Chief Executive Officer, the President or a duly authorized Senior Vice President or Vice President or, with respect to financial matters, the Chief Financial Officer or the Treasurer, of such Person.

      "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

      "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

      SECTION 1.02. OTHER DEFINED TERMS; ACCOUNTING. Certain other defined terms used in this Agreement are defined in the text of this Agreement and shall have the meanings given such terms therein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from


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time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated or combined financial statements of the Company and its Consolidated Subsidiaries, delivered to the Purchaser.

                                    ARTICLE 2
                                TERMS OF THE NOTE

      SECTION 2.01. PURCHASE AND SALE. (a) The Purchaser herewith purchases from the Company and the Company herewith issues and sells to the Purchaser the Note in accordance with the procedures specified in this Article 2.

      SECTION 2.02. ADVANCES OF NOTE PROCEEDS. Upon 5 days' prior written notice from the Company to the Purchaser, and provided that, with respect to advances to be made subsequent to the first advance described in the next sentence, the Purchaser, in its sole discretion, consents, the Purchaser shall advance to the Company the sums so requested by the Purchaser provided that the sum of all advances hereunder shall not exceed Five Million Dollars ($5,000,000). Schedule 1 attached hereto contains the amount of the first advance to the Company pursuant to this Section 2.02 (which amount has been approved by the Purchaser and shall be advanced to the Company on or prior to January 10, 2002) and a description of the use of such proceeds (which shall be deemed to be an approval of such use of proceeds for purposes of Section 3.16 hereof); provided that the Purchaser shall have no obligation to fund the first advance unless and until the Purchaser shall have received (i) an opinion of counsel to the Company reasonably satisfactory to the Purchaser with respect to matters customarily addressed by legal counsel in connection with transactions of the type contemplated hereby and by the Pledge Agreement, and (ii) certificates representing the Pledged Shares (as defined in the Pledge Agreement) accompanied by stock powers duly executed in blank.

      SECTION 2.03. NOTE. The Note shall be payable to the order of the Purchaser and be in the form attached hereto as EXHIBIT A.

      SECTION 2.04. MATURITY OF NOTE. If the Note is outstanding on the Maturity Date, the Note (together with accrued interest thereon) shall be due and payable on such date.

      SECTION 2.05. INTEREST. The Note shall bear interest on the outstanding principal amount thereof, for each day from the principal amount of the date such Note is issued until it becomes due, at a rate per annum of eight percent (8%). Interest shall be computed on the basis of a year of 360 days and 12 thirty day months, and paid for the actual number of days elapsed (including the first day but excluding the last day). Any overdue principal of or interest on the Note shall bear interest, payable on demand, for each day until paid at a rate per annum of 14%.

      SECTION 2.06. OPTIONAL PREPAYMENTS. The Company may, upon at least 15 days notice to the Purchaser, prepay the Note in whole at any time, or from time to time in part in amounts aggregating $500,000, by paying the principal amount to be prepaid together with


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accrued interest thereon to the date of prepayment, at any time prior to the close of business on the day immediately preceding the date of prepayment. The date of such prepayment shall be referred to herein as the "PREPAYMENT DATE".

      SECTION 2.07. GENERAL PROVISIONS AS TO PAYMENTS. The Company shall make any cash payment of principal of and interest on the Note not later than 12:00 Noon (Central Standard Time) on the date when due, in cash by wire transfer of immediately available in funds to the Purchaser at its address referred to in
Section 8.01. Whenever any payment of principal of, or interest on the Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      The Company represents and warrants to the Purchaser that, except as set forth in the section (if any) of the Disclosure Schedule corresponding to the Section heading below:

      SECTION 3.01. CORPORATE EXISTENCE AND POWER. Each of the Company and its Principal Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has the power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), where the failure to be so qualified or in compliance could not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.02. CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each of the Company and its Subsidiaries of any Note Purchase Document to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of such Person's certificate of incorporation, bylaws or other organizational document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or (c) violate any Requirement of Law.

      SECTION 3.03. GOVERNMENT AUTHORIZATION. All material Government Authorization heretofore required to be obtained have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal and are held in the name of, or for the benefit of, the appropriate Persons. There is no proceeding pending or, to the best knowledge of the Company,


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threatened against the Company or any of its Subsidiaries, or any property of the Company or any of its Subsidiaries, which seeks, or may reasonably be expected, to rescind, terminate, materially adversely modify or suspend any of the FCC Licenses. There has not occurred any event that would make unlikely the delivery or issuance as anticipated of, and when and as needed all such Government Authorizations. No such Government Approval already obtained is subject to any restriction, condition, limitation or other provision that would have a Material Adverse Effect. The information set forth in each application submitted by the Company or any of its Subsidiaries in connection with each such Government Approval is accurate and complete in all material respects taken as a whole, except for statements or omissions which could not reasonably be expected to affect adversely the validity of such Government Authorization. No other material consent, approval or authorization of, or declaration or filing with, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Note Purchase Document.

      SECTION 3.04. BINDING EFFECT. This Agreement and each other Note Purchase Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 3.05. LITIGATION. Except for matters arising after the date hereof which could not reasonably be expected to have a Material Adverse Effect, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Body, against the Company or any of its Subsidiaries or any of their respective properties which: (a) purport to affect or pertain to this Agreement, or any Note Purchase Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Company or any of its Subsidiaries, could have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Body purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Note Purchase Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      SECTION 3.06. NO DEFAULT. No Default or Event of Default exists or would result from the incurring of Obligations by the Company or any of its Subsidiaries under any Note Purchase Document. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a Material Adverse Effect.

      SECTION 3.07. TITLE TO PROPERTY. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all real property used in its business, except for such defects in title as could not, individually or in the aggregate, have a


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Material Adverse Effect. Such real property is free and clear of all Liens or rights of others, except Permitted Liens.

      SECTION 3.08. TAXES. Each of the Company and its Subsidiaries has filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

      SECTION 3.09. FINANCIAL CONDITION.

      (a) (b) The financial statements (including related notes, if any) contained in the SEC Reports (the "COMPANY FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or were not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented (subject in the case of the unaudited interim financial statements, to normal, recurring, year-end audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "COMPANY BALANCE SHEET" means that certain consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 2000 set forth in the Company's Annual Report on Form 10-K/A filed with the SEC and the "COMPANY BALANCE SHEET DATE" means December 31, 2000.

      (b) Since December 31, 2000, there has been no Material Adverse Effect.

      (c) None of the Company or its Subsidiaries has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP and whether due or to become due), except for: (a) liabilities that are reflected in the "liabilities" column of the Company Financial Statements, and
(b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not in excess of $75,000.

      SECTION 3.10. REGULATED ENTITIES. None of the Company, any Person controlling the Company, or any Subsidiary thereof, is (a) an "Investment Company" within the meaning of the


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Investment Company Act of 1940; or (b) subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

      SECTION 3.11. SUBSIDIARIES. Except as disclosed in Company's reports filed with the Securities and Exchange Commission since January 1, 2000 (the "SEC REPORTS"), the Company does not have any Subsidiaries and has no equity investments in any other corporation or entity.

      SECTION 3.12. INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      SECTION 3.13. BUSINESS. The Company and its Subsidiaries have not conducted any business other than as described in the SEC Reports. Neither the business nor the properties of the Company and its Subsidiaries are or have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has had a Material Adverse Effect.

      SECTION 3.14. COLLATERAL; PROPERTY. All contracts and all property now owned by the Company are held by it free and clear of all Liens other than Permitted Liens. The Pledgors under the Pledge Agreement have good, marketable and valid title in and to all of the Collateral now owned by them, in each case free and clear of all Liens other than Permitted Liens.

      SECTION 3.15. PLEDGE AGREEMENT. The Pledge Agreement creates in favor of the Purchaser, for the benefit of the Purchaser, legal, valid and enforceable Liens on or in all of the Collateral to the extent provided in the Pledge Agreement. All filings, recordations, registrations and other actions necessary to perfect such Liens have been duly effected, and, to the extent that such Liens may legally be given and be effective and enforceable, each Lien created by the Pledge Agreement constitutes a perfected Lien on or in all right, title, estate and interest of the Pledgors under the Pledge Agreement in the Collateral covered thereby, prior and superior to all other Liens except Permitted Liens arising by operation of law, and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained.

      SECTION 3.16. USE OF PROCEEDS. The proceeds to be received by the Company upon the issuance and sale of the Note shall be used by the Company for such general corporate purposes as the Purchaser may approve at the time such proceeds are advanced to the Company. The Company shall not use any portion of the proceeds of the Note for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the

Federal Reserve System) or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement.

      SECTION 3.17. DISCLOSURE. The information (including, without limitation, the information in the SEC Reports) furnished in writing at or prior to the date hereof by the Company to the Purchaser in connection with this Agreement and the transactions contemplated hereby is true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was made. There is no fact known to the Company on the date as of which this representation and warranty is made that has not been disclosed in writing to the Purchaser which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.18. TAKEOVER STATUTE. The Company has taken all actions required to be taken by it so that the restrictions of Sections 78.378 through 78.3793 and 78.411 through 78.444 of the Nevada Revised Statutes do not apply to this Agreement or the Pledge Agreement (including the acquisition by Parent or any of its Affiliates of shares of Company Common Stock (as defined in the Merger Agreement) under the Pledge Agreement and applicable Legal Requirements (as defined in the Merger Agreement) upon the occurrence of an Event of Default hereunder) and the transactions contemplated hereby and thereby. No Takeover Laws (including those described in the immediately preceding sentence) are applicable to this Agreement or the Pledge Agreement and the transactions contemplated hereby and thereby.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants that:

      SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Purchaser (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (b) is in compliance with all Requirements of Law except, in the case of clause (b) where the failure to be so qualified or in compliance could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.02. CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of any Note Purchase Document to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of the Purchaser's certificate of incorporation or bylaws; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Purchaser is a party; or (c) violate any Requirement of Law.

      SECTION 4.03. GOVERNMENT AUTHORIZATION. All material Government Authorization required for the execution, delivery and performance by the Purchaser of the Note Purchase Documents have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal and are held in the name of, or for the benefit of, the appropriate Persons. No other material consent, approval or authorization of, or declaration or filing with, any other Person is required to be made or obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement, the validity or enforceability as to the Purchaser of this Agreement or any other Note Purchase Document.

      SECTION 4.04. BINDING EFFECT. This Agreement and each other Note Purchase Document to which the Purchaser is a party constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 4.05. ACQUISITION FOR INVESTMENT. The Purchaser is acquiring the Note for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof in a manner which would violate the Securities Act of 1933, as amended (the "SECURITIES ACT").

      SECTION 4.06. ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor," as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note and is capable of bearing the economic risks of such investment. The Purchaser understands that its investment in the Note involves a significant degree of risk.

      SECTION 4.07. INFORMATION. The Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note which have been requested by the Purchaser or its advisors. The Purchaser and its advisors have been afforded the opportunity to ask questions of the Company's management concerning the Company and the Note.

      SECTION 4.08. SALE OR TRANSFER. The Purchaser understands that (i) the sale or re-sale of the Note has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Note may not be sold or otherwise transferred except in a transaction not requiring registration under, or not subject to, Section 5 of the Securities Act; and (ii) neither the Company nor any other Person is under any obligation to register the Note under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      SECTION 4.09. RESIDENCY. The Purchaser maintains its principal executive offices in the State of California.

                                    ARTICLE 5
                                    COVENANTS

      The Company agrees that, so long as the Purchaser has any commitment to make advances hereunder or any amount payable hereunder or under the Note remains unpaid:

      SECTION 5.01. CONDUCT OF BUSINESS; PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries: (a) to engage in business of the same general type as now conducted by the Company and its Subsidiaries; (b) to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its State or jurisdiction of incorporation; (c) to preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (d) to use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and (e) to preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

      SECTION 5.02. MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause each of its Principal Subsidiaries and Subsidiaries, respectively, to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

      SECTION 5.03. COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Body having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and ERISA), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      SECTION 5.04. PLEDGE AGREEMENT. The Company shall at all times ensure that
(i) the Pledge Agreement creates in favor of the Purchaser, as the secured party thereunder, legal, valid and enforceable Liens on or in all Collateral covered thereby; (ii) all filings, recordations, registrations and other actions necessary or desirable to perfect the Liens created or purported to be created by the Pledge Agreement have been duly effected; (iii) each Lien created by the Pledge Agreement constitutes a perfected Lien on or in all right, title, estate and interest of the Pledgors under the Pledge Agreement, as applicable, in the Collateral, prior and superior to all Liens other than Permitted Liens arising by operation of law; and (iv) all necessary and appropriate consents to the creation and perfection of the Liens created or purported to be created by the Pledge Agreement have been obtained.

      SECTION 5.05. GOVERNMENT AUTHORIZATION. The Company shall, and shall cause each of its Subsidiaries to, comply with the terms of and maintain in full force and effect all material FCC Licenses, and all amendments thereto, and shall, and shall cause each of its Subsidiaries to, obtain, maintain and comply with the terms of all other Government Authorization which are necessary under applicable laws and regulations in connection with the Company's or such Subsidiary's business. No such Government Approval shall be subject to any restriction, condition, limitation or other provision that would have a Material Adverse Effect.

      SECTION 5.06. LIMITATION ON LIENS. The Company shall not, and shall not permit any other member of the Company Group to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("PERMITTED LIENS"):

      (a) any Lien securing Indebtedness identified in Schedule 2 hereto;

      (b) any Lien in favor of the Purchaser created under any Note Purchase Document;

      (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are maintained, provided that no Notice of Lien has been filed or recorded;

      (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which do not secure Indebtedness and are not delinquent or remain payable without penalty;

      (e) Liens (other than any Lien imposed by ERISA) on the property of any member of the Company Group incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

      (f) Liens on the property of any member of the Company Group securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business which do not secure Indebtedness, provided that all such Liens in the aggregate could not cause a Material Adverse Effect;

      (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company Group; and

      (h) Liens on any asset which is the subject of a capital lease securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (x) such Lien attaches concurrently with or within 30 days after the acquisition thereof, and (y) the sum of the aggregate principal amount of such Indebtedness secured by such Liens shall not exceed $200,000.

      SECTION 5.07. DISPOSITION OF ASSETS, CONSOLIDATIONS AND MERGERS. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of its assets, business or property (including accounts and notes receivable (with or without recourse) or equipment sale-leaseback transactions or (ii) merge or consolidate with any other Person, or enter into any agreement to do any of the foregoing described in clauses (i) or (ii) except for the following; provided that immediately after giving effect to any of the following, no Default or Event of Default would exist:

      (a) sales, transfers, or other dispositions of inventory, or used, worn-out or surplus property, or property of no further use to the Company and its Subsidiaries, all in the ordinary course of business;

      (b) sales, transfers, or other dispositions of equipment in the ordinary course of business to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

      (c) sales, transfers or other dispositions pursuant to bona fide sale-leaseback financings in which the lease gives rise solely to Capital Lease Obligations; provided, however, that the aggregate amount of all liabilities in respect of all such Capital Lease Obligations arising out of bona fide sale-leaseback transactions, as determined in accordance with GAAP, shall not exceed $200,000 at any one time outstanding;

      (d) sales, transfers, or other dispositions of assets not in the ordinary course of business having a fair market value not exceeding $200,000 in the aggregate in any fiscal year (excluding sales, transfers and dispositions theretofore approved in accordance with the terms hereof in such fiscal year); and

      (e) any Subsidiary of the Company may merge, consolidate or combine with or into, or transfer (for no consideration) assets to the Company; provided that the Company shall be the continuing or surviving corporation.

      SECTION 5.08. INVESTMENTS. Neither the Company nor any other member of the Company Group will make or acquire any Investment in any Person other than:

      (a) Investments in Persons which are Subsidiaries on the date hereof; and

      (b) Cash Equivalents.


      SECTION 5.09. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise),
(iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) except in the ordinary course of business consistent with past practice, participate in, or effect, any other transaction with any Affiliate, except in each case on an arm's-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party that was not an Affiliate or as otherwise expressly approved in writing by the Purchaser.

      SECTION 5.10. RESTRICTED PAYMENTS. The Company will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any member of the Company Group to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding.

      SECTION 5.11. LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

      (a) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of the Company's or the Subsidiary's business, as the case may be, in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

      (b) income taxes payable and deferred taxes;

      (c) accrued expenses and deferred income;

      (d) Indebtedness outstanding on the date hereof and identified on the Company Financial Statements; and

      (e) Indebtedness represented by Rate Contracts.


                                    ARTICLE 6
                                    DEFAULTS

      SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

      (a) the Company shall fail to pay any principal of the Note when due or any interest, any fees or any other amount payable hereunder on the date when due;

      (b) the Company shall fail to observe or perform any covenant contained in
Article 5;

      (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 20 days after notice thereof has been given to the Company by the Purchaser;

      (d) any representation, warranty, certification or statement made by the Company or a Subsidiary of the Company in this Agreement or any other Note Purchase Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

      (e) the Company or any Subsidiary of the Company shall fail to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal and face amount of more than $200,000, in each case when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period or notice period, if any, specified in the document relating thereto;

      (f) any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness or Contingent Obligation any Indebtedness or Contingent Obligation of the Company or any Subsidiary of the Company having an aggregate principal or face amount of more than $200,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or Contingent Obligation or any Person acting on such holder's behalf to accelerate the maturity thereof;

      (g) the Company or any Principal Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

      (h) an involuntary case or other proceeding shall be commenced against the Company or any Principal Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Principal Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

      (i) one or more final judgments, orders or decrees shall be entered against the Company or any member of the Company Group involving in the aggregate a liability (not fully covered by insurance and as to which the insurer has not acknowledged liability) more than an amount equal to $200,000, and the same shall remain unvacated, undischarged, unstayed or unbonded pending appeal for a period of 60 days after the entry thereof;

      (j) any non-monetary judgment, order or decree shall be rendered against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and enforcement proceedings shall have been commenced by any Person upon such judgment or order which shall remain unstayed for any period of 10 consecutive days or more;

      (k) (i) any provision of the Pledge Agreement shall for any reason cease to be valid and binding on or enforceable against the Pledgors under the Pledge Agreement, if the effect thereof may materially deprive the Purchaser of the benefits of the Collateral covered thereby, or the Pledgors under the Pledge Agreement shall so state in writing or bring an action to limit its obligations or liabilities thereunder;

            (ii) the Pledge Agreement shall for any reason (other than pursuant to, or contemplated by, the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and (except for Permitted Liens arising by operation of law) first priority security interest; (iii) any of the outstanding Obligations of the Company hereunder shall not be Secured Obligations (as defined in the Pledge Agreement); or (iv) there shall occur an event of loss which, together with all other events of loss since the date hereof, results in a reduction in the value (as determined in the reasonable opinion of the Purchaser) of the Collateral of $200,000 net of any cash proceeds received by the Pledgors under the Pledge Agreement in respect of such event or events of loss;

      (l) the FCC or any other Governmental Body shall revoke or fail to renew any material FCC License or any other material license, permit or franchise of the Company or any of its Subsidiaries; the Company or any Subsidiary shall for any reason lose any material FCC License or any other material license, permit or franchise; or the Company or any Subsidiary shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material FCC License or any other material license, permit or franchise;

      (m)   there shall occur and be continuing a Material Adverse Effect; or

      (n)   there shall occur a Change in Control;

then, and in every such event, the Purchaser may by notice to the Company declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company, without any notice to the Company or any other act by the Company or any other person, the Note (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

      SECTION 6.02. NOTICE OF DEFAULT. The Company shall give notice to the Purchaser promptly upon becoming aware of any Event of Default.


                                    ARTICLE 7
                                      TAXES

      SECTION 7.01. TAXES. (a) For the purposes of this Section 7.01, the following terms have the following meanings:

      "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Company, as the case may be, pursuant to this Agreement or under the Note, and all liabilities with respect thereto, excluding (i) in the case of the Purchaser, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which the Purchaser is organized or in which its principal executive office is located and (ii) any United States withholding tax imposed on such payments but only to the extent that the Purchaser is subject to United States withholding tax at the time the Purchaser first becomes a party to this Agreement.

      "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Note.

      (b) Any and all payments by the Company to or for the account of the Purchaser hereunder or under the Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Purchaser (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall furnish to the Purchaser, at its address referred to in
Section 8.01 , the original or a certified copy of a receipt evidencing payment thereof.

      (c) The Company agrees to indemnify the Purchaser for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Purchaser and any liability (including penalties, interest and expenses, other than those resulting from any act or failure to act by the Purchaser) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after the Purchaser makes demand therefor.

                                    ARTICLE 8
                                  MISCELLANEOUS

      SECTION 8.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Purchaser under Article 2 or Article 8 shall not be effective until received.

      SECTION 8.02. NO WAIVERS. No failure or delay by Purchaser in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.03. EXPENSES; INDEMNIFICATION. (a) The Company shall pay (i) out-of-pocket expenses of the Purchaser, including reasonable fees and disbursements of counsel for the Purchaser, in connection with the preparation, negotiation and administration of any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Purchaser, including (without duplication) the reasonable fees and disbursements of outside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

      (b) The Company agrees to indemnify the Purchaser, its respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNIFIED PERSON" and in the aggregate, "INDEMNIFIED PERSONS") and hold each Indemnified Person harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnified Person in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnified Person shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of the issuance and sale of the Note hereunder; provided that no Indemnified Person shall have the right to be indemnified hereunder for such Indemnified Person's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

      SECTION 8.04. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Purchaser.

      SECTION 8.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Purchaser.

      SECTION 8.06. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in Manhattan for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 8.07. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 8.08. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 8.09. SURVIVAL. It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by the Company herein shall survive the execution and delivery of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    GLOBALNET, INC.


                                    By:   /s/ Robert J. Donahue
                                         ------------------------------------
                                    Name:  Robert J. Donahue
                                    Title: Chairman & CEO
                                    Address:
                                    Attention:
                                    Facsimile:




                                    THE TITAN CORPORATION


                                    By:   /s/ Eric M. DeMarco
                                         ------------------------------------
                                    Name:  Eric M. DeMarco
                                    Title: Exec. VP & CEO
                                    Address:
                                    Attention:
                                    Facsimile:

                                LIST OF EXHIBITS

EXHIBIT A - FORM OF NOTE

EXHIBIT A

                                                                   FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN THE NOTE PURCHASE AGREEMENT, DATED AS OF JANUARY 6, 2002 (THE "NOTE PURCHASE AGREEMENT"), BETWEEN THE CORPORATION AND THE PURCHASER PARTY THERETO, THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH NOTE UNDER THE ACT OR SUCH LAWS OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT. A COPY OF THE NOTE PURCHASE AGREEMENT IS AVAILABLE UPON REQUEST TO THE SECRETARY OF THE CORPORATION FOR INSPECTION AT THE OFFICES OF THE CORPORATION.

                                    TERM NOTE
                                 JANUARY 6, 2002

      For value received, GlobalNet, Inc., a Nevada corporation (the "Company"), promises to pay to the order of The Titan Corporation or its assigns (the "Purchaser"), the principal sum of $5,000,000, or so much as may have been advanced by the Purchaser and be outstanding, pursuant to the Note Purchase Agreement referred to below on the Maturity Date provided for in the Note Purchase Agreement. The Company promises to pay interest on the unpaid principal amount of such Note on the dates and at the rate or rates provided for in the Note Purchase Agreement referred to below. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Purchaser, at 3033 Science Park Road, San Diego, CA 92121.

      This note is the Note referred to in the Non-Negotiable Note Purchase Agreement dated as of January 6, 2002 between GlobalNet, Inc. and The Titan Corporation (as the same may be amended from time to time, the "Note Purchase Agreement"). Terms defined in the Note Purchase Agreement are used herein with the same meanings. Reference is made to the Note Purchase Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

      Each of the Company and any guarantors, endorsers, and other persons assuming obligations pursuant to this Note (each an "Obligor") hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor.

                                    GlobalNet, Inc.

                                    By
                                         ------------------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 1

      $3 million to be used for the following purposes:

      o an amount not to exceed $1.5 million for accounts payable and accrued expenses.

      o an amount not to exceed $0.5 million for advance deposits with vendors (to increase terminating capacity and reduce overflow).

      o an amount not to exceed $0.5 million for partial payment of transaction expenses (including fees of legal and financial advisors).

      o an amount not to exceed $2.5 million to carry accounts receivable with Tier 1 carriers.